UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

SOC TELEMED, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39160	84-3131208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Business Center Drive, Suite 100

Reston, Virginia 20190

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 483-9690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	TLMD	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TLMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2020, SOC Telemed, Inc. (the “Company”) announced that it had appointed Christopher K. Knibb as the Company’s Chief Financial Officer, effective as of January 4, 2021, and promoted Hai Tran, the Company’s Chief Financial Officer and Chief Operating Officer, to President and Chief Operating Officer in connection therewith.

Christopher K. Knibb

Prior to joining the Company, Mr. Knibb, age 51, served as the Chief Financial Officer and Chief Operating Officer of Agilis Systems, a provider of fleet and asset tracking solutions, from May 2019 to December 2020. From April 2016 to April 2019, Mr. Knibb served as the Chief Financial Officer of Clearent, a merchant account provider. From February 2013 to April 2019, Mr. Knibb served in various senior finance positions at Express Scripts, a pharmacy benefit management organization, including Chief Accounting Officer and Vice President, Financial Planning and Analysis. Mr. Knibb began his career working in public accounting at PricewaterhouseCoopers LLP as a C.P.A. Mr. Knibb holds a B.S. in accounting from the University of South Florida.

In connection with Mr. Knibb’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Knibb, dated December 7, 2020, providing for at-will employment during an initial three-year term commencing on January 4, 2021, which may be automatically renewed for one-year terms thereafter. The agreement sets forth Mr. Knibb’s initial annual base salary of $350,000 and an annual target cash incentive bonus of up to 50% of his annual base salary upon the achievement of certain performance goals determined by the Board or the Compensation Committee of the Board. Mr. Knibb will also receive a relocation assistance stipend of $50,000 after tax and a one-time sign-on bonus of $25,000 before tax. Mr. Knibb will earn and be permitted to retain the full amount of the sign-on bonus if he remains in employment on January 4, 2022, and the sign-on bonus will be subject to prorated repayment on his voluntary resignation in the interim. Mr. Knibb is also entitled to receive a forthcoming issuance of a mix of time- and performance-based restricted stock units pursuant to the Company’s 2020 Equity Incentive Plan with a target value equal to $1,500,000, subject to Mr. Knibb’s continued service on each applicable vesting date and the achievement of the applicable performance criteria. The agreement also provides that Mr. Knibb is eligible to participate in employee benefit plans maintained by the Company.

The Company also entered into a severance and change in control agreement with Mr. Knibb, dated December 7, 2020, and effective January 4, 2021, substantially in the form of the Company’s standard form of severance and change of control agreement. Pursuant to the severance and change in control agreement, if Mr. Knibb’s employment is terminated by the Company without “Cause” unrelated to a “Change in Control” of the Company (each term as defined in the severance and change in control agreement), Mr. Knibb will be entitled to receive (i) six-months’ continuation of his annual base salary, (ii) a lump sum severance payment equal to the cash incentive compensation bonus he would have received in respect of the fiscal year in which his termination occurs, determined based on actual performance levels and prorated, and (iii) up to six months of COBRA coverage at the Company’s sole expense. If Mr. Knibb’s employment is terminated by the Company without Cause or if Mr. Knibb resigns for “Good Reason” (as defined in the severance and change in control agreement) in each case during the one month period prior to (and in connection with) or the one year period following a Change in Control of the Company, Mr. Knibb will be entitled to receive (i) a lump sum severance payment equal to one times his annual base salary, (ii) a lump sum severance payment equal to the cash incentive compensation bonus he would have received in respect of the fiscal year in which his termination occurs, determined based on target performance levels and not prorated, (iii) up to one year of COBRA coverage at the Company’s sole expense, and (iv) accelerated vesting of the time-based vesting awards that would have vested over the one year period following his separation, had he remained in employment through such date. If Mr. Knibb’s employment terminates due to his death or disability, then in lieu of the above he or his estate will receive (i) a lump sum severance payment equal to the cash incentive compensation bonus he would have been entitled to receive in respect of the fiscal year in which his termination occurs, determined based on target performance levels and prorated, and (ii) an extended exercise period of up to one year with respect to any vested stock options held as of his separation date. The severance payments and benefits described above are each contingent upon Mr. Knibb’s delivery of a general release of claims in favor of the Company, compliance with non-solicitation and non-competition restrictions each lasting for one year following a separation for any reason, and compliance with indefinite confidentiality and non-disparagement obligations following a separation for any reason.

The foregoing description of the principal terms of Mr. Knibb’s employment is not complete and is qualified in its entirety by reference to his employment agreement and the Company’s standard form of severance and change of control agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Hai Tran

Mr. Tran, age 51, has served as the Company’s Chief Financial Officer and Chief Operating Officer since October 2020 and, prior to the Company’s business combination with Specialists On Call, Inc. in October 2020, held the same positions with the Company’s predecessor business since March 2015. From May 2012 to March 2015, he served as the Chief Financial Officer of BioScrip, Inc., a provider of infusion and home care management solutions (now part of Option Care Health Care, Inc.). From July 2011 to May 2012, Mr. Tran served as Chief Financial Officer and Vice President International of Harris Healthcare Solutions, the healthcare subsidiary of Harris Corporation, a diversified technology company. From May 2008 to July 2011, he served as Chief Financial Officer of Catalyst Health Solutions, Inc., a pharmacy benefits management company (now part of UnitedHealth Group’s OptumRX division). Mr. Tran holds a B.S. in electrical engineering from the University of Virginia and an M.B.A. from the University of Richmond.

In connection with Mr. Tran’s appointment as President and Chief Operating Officer, the Company entered into a letter agreement with Mr. Tran, dated December 9, 2020, providing for a forthcoming issuance to Mr. Tran of a mix of time- and performance-based restricted stock units pursuant to the Company’s 2020 Equity Incentive Plan with a target value equal to $3,750,000, subject to Mr. Tran’s continued service on each applicable vesting date and the achievement of the applicable performance criteria.

The foregoing description of the letter agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 14, 2020, the Company issued a press release announcing the appointment of Mr. Knibb as Chief Financial Officer and promotion of Mr. Tran to President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1+	Employment Agreement between SOC Telemed, Inc. and Chris Knibb, dated December 7, 2020.

10.2	Form of Severance and Change in Control Agreement.

10.3+	Letter Agreement between SOC Telemed, Inc. and Hai Tran, dated December 9, 2020.

99.1	Press release, dated December 14, 2020.

+	Schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOC Telemed, Inc.

Date: December 14, 2020	/s/ Eunice Kim
	Name:	Eunice Kim
	Title:	General Counsel and Corporate Secretary

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